EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832
Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com , +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS EPS UP 15% FOR THE QUARTER; 14% FOR FULL YEAR

CARD MEMBER SPENDING AND LOANS RISE

INVESTMENT GAIN USED FOR BUSINESS BUILDING
INITIATIVES AND RESTRUCTURING

(Millions, except percentages and per share amounts)

	Quarters Ended December 31,		Percentage Inc/(Dec)	Years Ended December 31,		Percentage Inc/(Dec)
	2014	2013		2014	2013
Total Revenues Net of Interest Expense	$9,107	$8,547	7%	$34,292	$32,974	4%
Net Income	$1,447	$1,308	11%	$5,885	$5,359	10%
Earnings Per Common Share – Diluted:
Net Income Attributable to Common Shareholders1	$1.39	$1.21	15%	$5.56	$4.88	14%
Average Diluted Common Shares Outstanding	1,033	1,073	(4)%	1,051	1,089	(4)%
Return on Average Equity	29.1%	27.8%		29.1%	27.8%

New York – January 21, 2015– American Express Company (NYSE: AXP) today reported fourth-quarter net income of $1.4 billion, up 11 percent from $1.3 billion a year ago. Diluted earnings per share rose 15 percent to $1.39, from $1.21 a year ago.

1 Represents net income less earnings allocated to participating share awards of $11 million for both the three months ended December 31, 2014 and 2013, and $46 million and $47 million for the twelve months ended December 31, 2014 and 2013, respectively.

Fourth-quarter consolidated total revenues net of interest expense rose to $9.1 billion from $8.5 billion a year ago, up 7 percent (9 percent when adjusted for foreign currency translations2). The revenue increase primarily reflected the previously reported gain of $719 million ($453 million after-tax) on the sale of the company’s investment in Concur Technologies. The increase also reflected a rise in Card Member spending and higher net interest income. Last year’s fourth quarter included revenue from the company’s business travel operations, which were deconsolidated as a result of the joint venture transaction that closed on June 30, 2014.

Consolidated provisions for losses totaled $582 million, up 22 percent from $479 million a year ago. The increase primarily reflected a build in reserves this quarter compared to a reserve release last year. Credit indicators continued to be at historically strong levels.

Consolidated expenses totaled $6.3 billion, up 3 percent (6 percent FX adjusted2) from $6.1 billion a year ago. As indicated last quarter, the company used a substantial portion of the Concur gain for:

•	Companywide initiatives to improve operating efficiencies, which entailed a restructuring charge of $313 million ($206 million after-tax);
•	Incremental investments in growth initiatives, which were largely reflected in higher marketing and promotion expenses; and
•	The renewal of the company’s partnership with Delta Air Lines, which created additional rewards costs of $109 million ($68 million after-tax).

In addition, fourth-quarter results were negatively affected by the impact of foreign currency translations on international operations.

The effective tax rate for the quarter was 35 percent, up from 34 percent from a year ago, driven by the geographic mix of earnings and the resolution of certain prior years’ items.

The company's return on average equity (ROE) was 29.1 percent, up from 27.8 percent a year ago.

For the full year, the company reported net income of $5.9 billion, up 10 percent from $5.4 billion a year ago. Diluted earnings per share rose 14 percent to $5.56 from $4.88 a year ago.

Revenues net of interest expense for the full year increased 4 percent (5 percent FX adjusted2) to $34.3 billion from $33.0 billion a year ago. Consolidated expenses remained unchanged from 2013 at $23.3 billion. Adjusted for foreign currency translations2, consolidated expenses were up 1 percent.

“Solid results this quarter reflected the underlying themes that have characterized our performance throughout 2014: higher Card Member spending, increased loan balances, tight control of operating expenses and a substantial return of capital to shareholders through share repurchases,” said Kenneth I. Chenault, chairman and chief executive officer.

“Fourth-quarter Card Member spending rose 6 percent (8 percent FX adjusted). Volumes for the year crossed the trillion dollar mark for the first time, reflecting the progress we’ve made in building customer loyalty, adding new cards and expanding the network of merchants who accept our products. Loan balances were up 7 percent in the U.S., continuing  the progress we’ve made throughout 2014. We continue to see opportunities to grow this portfolio with existing and new customers without significantly changing the overall risk profile of the company.

2  As reported in this release, FX adjusted information, which constitute non-GAAP financial measures, assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2014 apply to the period(s) against which such results are being compared). The company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

“Tight controls on the cost side of the ledger continued to give us the flexibility to invest in growth opportunities. And, as in the second quarter, a substantial gain allowed us to accelerate some critical initiatives: reengineering to make American Express more efficient; renewing a key partner relationship; and making additional investments to grow our business and drive innovation in the world of payments and commerce.

“We’ve made very good progress against the backdrop of an uneven global economy and the negative impact of a strengthening U.S. dollar. We see many opportunities for growth, but at the same time, we face competitive and regulatory challenges. Our aim is to continue to capitalize on the opportunities while dealing with the challenges as we enter 2015.”

Segment Results

U.S. Card Services reported fourth-quarter net income of $665 million, down 23 percent from $864 million a year ago.

Total revenues net of interest expense increased 5 percent to $4.6 billion from $4.4 billion a year ago. The increase reflected an 8 percent rise in Card Member spending and higher net interest income.

Provisions for losses totaled $399 million, up 25 percent from $319 million a year ago. The increase primarily reflected a build in reserves this quarter compared to a reserve release last year.

Total expenses increased 13 percent to $3.1 billion from $2.8 billion a year ago. The increase reflected a substantial portion of the initiatives related to the Concur gain and were reflected in higher rewards, marketing and operating expenses3.

The effective tax rate was 39 percent compared to 33 percent a year ago, reflecting the impact of certain prior years’ tax items.

International Card Services reported fourth-quarter net income of $33 million, down 68 percent from $103 million a year ago.

Total revenues net of interest expense decreased 5 percent (up 3 percent FX adusted2) to $1.4 billion.

Provisions for losses totaled $95 million, down 14 percent from $110 million a year ago. The decrease reflected a small reserve release in the current quarter compared with a reserve build a year ago.

Total expenses increased 4 percent (10 percent FX adjusted2) to $1.3 billion. The increase primarily reflected higher operating expenses, which included a portion of the restructuring charge, partially offset by a decrease in rewards costs.

3 Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

Taxes for the quarter reflected the level of pretax income in combination with recurring permanent tax benefits.

Global Commercial Services reported fourth-quarter net income of $594 million, up from $182 million a year ago. The increase reflected the previously mentioned gain on the sale of the company’s investment in Concur Technologies. Year-ago results included earnings from the company’s business travel operations, which were deconsolidated as a result of the joint venture transaction referred to above. The company’s proportional share of the joint venture’s net income is now reported in Other Revenues.

Total revenues net of interest expense increased 28 percent (32 percent FX adjusted2) to $1.6 billion from $1.2 billion. The increase primarily reflected the previously mentioned Concur gain, partially offset by business travel revenues that were in the year-ago quarter.

Provisions for losses totaled $50 million, up from $36 million a year ago.

Total expenses decreased 36 percent (34 percent FX adjusted2) to $586 million from $915 million a year ago. Excluding business travel expenses, fourth quarter adjusted expenses increased 6 percent compared to the year-ago period.4

Global Network & Merchant Services reported fourth-quarter net income of $417 million, up 5 percent from $399 million a year ago.

Total revenues net of interest expense increased 2 percent (6 percent FX adjusted2) to $1.5 billion. The increase primarily reflected higher merchant-related revenues driven by an increase in global Card Member spending.

Provisions for losses totaled $35 million, up from $14 million a year ago, reflecting a reserve build in the current period.

Total expenses decreased 4 percent to $772 million (1 percent FX adjusted2) from $801 million a year ago. The decrease reflected merchant litigation settlement expenses a year ago, partially offset by higher marketing and promotion costs in the current quarter.

Corporate and Other reported fourth-quarter net loss of $262 million, compared with net loss of $240 million in the year-ago period. The current quarter included a portion of the previously mentioned restructuring charge.

# # #

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

4 The adjusted expense growth rate for Global Commercial Services is a non-GAAP measure. Management believes this metric is useful in evaluating the ongoing operating performance of the company. See Appendix V in the selected statistical tables for a reconciliation to total expenses for Global Commercial Services on a GAAP basis.

Key links to products and services: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, corporate card and business travel

The 2014 Fourth Quarter/Full Year Earnings Supplement will be available today on the American Express website at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss fourth-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same website. A replay of the conference call will be available later today at the same website address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company's Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 and the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

American Express Company	(Preliminary)
Consolidated Statements of Income
(Millions, except percentages and per share amounts)
	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2014 vs.	Dec 31,		Dec 31, 2014 vs.
	2014	2014	2014	2014	2013	Dec 31, 2013	2014	2013	Dec 31, 2013
Revenues
Non-interest revenues
Discount revenue	$4,987	$4,915	$4,945	$4,646	$4,869	2	$19,493	$18,695	4
Net card fees	671	680	687	674	673	(0)	2,712	2,631	3
Travel commissions and fees	91	104	500	423	491	(81)	1,118	1,913	(42)
Other commissions and fees	624	642	624	618	626	(0)	2,508	2,414	4
Other	1,310	593	585	501	569	#	2,989	2,274	31
Total non-interest revenues	7,683	6,934	7,341	6,862	7,228	6	28,820	27,927	3
Interest income
Interest on loans	1,769	1,753	1,696	1,711	1,715	3	6,929	6,718	3
Interest and dividends on investment securities	43	45	45	46	48	(10)	179	201	(11)
Deposits with banks and other	17	17	18	19	19	(11)	71	86	(17)
Total interest income	1,829	1,815	1,759	1,776	1,782	3	7,179	7,005	2
Interest expense
Deposits	97	91	91	94	110	(12)	373	442	(16)
Long-term debt and other	308	329	352	345	353	(13)	1,334	1,516	(12)
Total interest expense	405	420	443	439	463	(13)	1,707	1,958	(13)
Net interest income	1,424	1,395	1,316	1,337	1,319	8	5,472	5,047	8
Total revenues net of interest expense	9,107	8,329	8,657	8,199	8,547	7	34,292	32,974	4
Provisions for losses
Charge card	198	196	183	215	174	14	792	648	22
Card Member loans	341	265	282	250	290	18	1,138	1,115	2
Other	43	27	24	20	15	#	114	69	65
Total provisions for losses	582	488	489	485	479	22	2,044	1,832	12
Total revenues net of interest expense after provisions for losses	8,525	7,841	8,168	7,714	8,068	6	32,248	31,142	4

Expenses
Marketing and promotion	913	809	985	613	809	13	3,320	3,043	9
Card Member rewards	1,881	1,695	1,773	1,582	1,717	10	6,931	6,457	7
Card Member services and other	203	205	192	222	188	8	822	767	7
Salaries and employee benefits	1,607	1,290	1,658	1,540	1,489	8	6,095	6,191	(2)
Professional services	768	731	817	692	830	(7)	3,008	3,102	(3)
Occupancy and equipment	446	432	467	462	510	(13)	1,807	1,904	(5)
Communications	98	91	101	93	97	1	383	379	1
Other, net	384	342	(137)	302	448	(14)	891	1,411	(37)
Total	6,300	5,595	5,856	5,506	6,088	3	23,257	23,254	0
Pretax income	2,225	2,246	2,312	2,208	1,980	12	8,991	7,888	14
Income tax provision	778	769	783	776	672	16	3,106	2,529	23
Net income	$1,447	$1,477	$1,529	$1,432	$1,308	11	$5,885	$5,359	10
Net income attributable to common shareholders (A)	$1,436	$1,466	$1,517	$1,420	$1,297	11	$5,839	$5,312	10
Effective tax rate	35.0%	34.2%	33.9%	35.1%	33.9%		34.5%	32.1%

Earnings Per Common Share

BASIC
Net income attributable to common shareholders	$1.40	$1.41	$1.44	$1.34	$1.22	15	$5.58	$4.91	14
Average common shares outstanding	1,028	1,041	1,052	1,060	1,067	(4)	1,045	1,082	(3)
DILUTED
Net income attributable to common shareholders	$1.39	$1.40	$1.43	$1.33	$1.21	15	$5.56	$4.88	14
Average common shares outstanding	1,033	1,047	1,058	1,067	1,073	(4)	1,051	1,089	(4)
Cash dividends declared per common share	$0.26	$0.26	$0.26	$0.23	$0.23	13	$1.01	$0.89	13

# - Denotes a variance of more than 100 percent.

American Express Company
Condensed Consolidated Balance Sheets
(Billions, except percentages, per share amounts and where indicated)
	Quarters Ended					% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2014 vs.
	2014	2014	2014	2014	2013	Dec 31, 2013
Assets
Cash & cash equivalents	$22	$21	$18	$21	$19	16
Accounts receivable	47	47	49	47	47	-
Investment securities	4	5	5	5	5	(20)
Loans	70	66	66	63	67	4
Other assets	16	15	14	15	15	7
Total assets	$159	$154	$152	$151	$153	4

Liabilities and Shareholders' Equity
Customer deposits	$44	$43	$42	$43	$42	5
Short-term borrowings	3	3	3	3	5	(40)
Long-term debt	58	56	55	54	55	5
Other liabilities	33	32	32	31	32	3
Total liabilities	138	134	132	131	134	3

Shareholders' Equity	21	20	20	20	19	11
Total liabilities and shareholders' equity	$159	$154	$152	$151	$153	4

Selected Statistical Information

Return on average equity (B)	29.1%	28.8%	28.8%	28.3%	27.8%
Return on average common equity (B)	29.0%	28.6%	28.5%	28.1%	27.6%
Return on average tangible common equity (B)	35.9%	35.6%	35.8%	35.4%	34.9%
Common shares outstanding (millions)	1,023	1,035	1,046	1,059	1,064	(4)
Book value per common share (dollars)	$20.21	$19.54	$19.32	$18.87	$18.32	10
Shareholders' equity	$20.7	$20.2	$20.2	$20.0	$19.5	6

# - Denotes a variance of more than 100 percent.

American Express Company
Financial Summary
(Millions)
	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2014 vs.	Dec 31,		Dec 31, 2014 vs.
	2014	2014	2014	2014	2013	Dec 31, 2013	2014	2013	Dec 31, 2013

Total revenues net of interest expense
U.S. Card Services	$4,620	$4,527	$4,477	$4,290	$4,388	5	$17,914	$16,995	5
International Card Services	1,355	1,394	1,391	1,352	1,429	(5)	5,492	5,401	2
Global Commercial Services	1,585	900	1,269	1,194	1,238	28	4,948	4,853	2
Global Network & Merchant Services	1,477	1,450	1,455	1,365	1,447	2	5,747	5,513	4
	9,037	8,271	8,592	8,201	8,502	6	34,101	32,762	4
Corporate & Other	70	58	65	(2)	45	56	191	212	(10)

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$9,107	$8,329	$8,657	$8,199	$8,547	7	$34,292	$32,974	4

Pretax income (loss)
U.S. Card Services	$1,083	$1,411	$1,200	$1,406	$1,292	(16)	$5,100	$4,994	2
International Card Services	1	176	69	203	108	(99)	449	643	(30)
Global Commercial Services	949	309	865	285	287	#	2,408	1,244	94
Global Network & Merchant Services	670	670	578	702	632	6	2,620	2,469	6
	2,703	2,566	2,712	2,596	2,319	17	10,577	9,350	13
Corporate & Other	(478)	(320)	(400)	(388)	(339)	41	(1,586)	(1,462)	8

PRETAX INCOME	$2,225	$2,246	$2,312	$2,208	$1,980	12	$8,991	$7,888	14

Net income (loss)
U.S. Card Services	$665	$889	$770	$876	$864	(23)	$3,200	$3,193	0
International Card Services	33	142	77	159	103	(68)	411	631	(35)
Global Commercial Services	594	204	561	184	182	#	1,543	860	79
Global Network & Merchant Services	417	427	373	443	399	5	1,660	1,575	5
	1,709	1,662	1,781	1,662	1,548	10	6,814	6,259	9
Corporate & Other	(262)	(185)	(252)	(230)	(240)	9	(929)	(900)	3

NET INCOME	$1,447	$1,477	$1,529	$1,432	$1,308	11	$5,885	$5,359	10

# - Denotes a variance of more than 100 percent.

American Express Company	(Preliminary)
Selected Statistical Information (continued)
(Billions, except percentages and where indicated)
	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2014 vs.	Dec 31,		Dec 31, 2014 vs.
	2014	2014	2014	2014	2013	Dec 31, 2013	2014	2013	Dec 31, 2013
Card billed business (C):
United States	$182.5	$173.0	$173.4	$159.2	$169.1	8	$688.1	$637.0	8
Outside the United States	86.0	85.1	84.7	78.9	84.9	1	334.7	315.4	6
Total	$268.5	$258.1	$258.1	$238.1	$254.0	6	$1,022.8	$952.4	7
Total cards-in-force (D) (millions):
United States	54.9	54.5	54.1	53.5	53.1	3	54.9	53.1	3
Outside the United States	57.3	56.6	55.8	54.7	54.1	6	57.3	54.1	6
Total	112.2	111.1	109.9	108.2	107.2	5	112.2	107.2	5
Basic cards-in-force (D) (millions):
United States	42.6	42.2	42.0	41.5	41.1	4	42.6	41.1	4
Outside the United States	47.0	46.3	45.6	44.6	44.0	7	47	44	7
Total	89.6	88.5	87.6	86.1	85.1	5	89.6	85.1	5

Average discount rate (E)	2.45%	2.49%	2.48%	2.52%	2.48%		2.48%	2.51%
Average basic Card Member spending (dollars) (F)	$4,377	$4,223	$4,288	$3,991	$4,292	2	$16,884	$16,334	3
Average fee per card (dollars) (F)	$39	$40	$41	$40	$41	(5)	$40	$40	-
Average fee per card adjusted (dollars) (F)	$44	$45	$45	$45	$44	-	$45	$44	2

Worldwide Card Member receivables:
Total receivables	$44.9	$45.1	$45.3	$44.7	$44.2	2	$44.9	$44.2	2
Loss reserves (millions):
Beginning balance	$432	$413	$414	$386	$396	9	$386	$428	(10)
Provisions (G)	198	196	183	215	174	14	792	648	22
Net write-offs (H)	(156)	(168)	(182)	(177)	(162)	(4)	(683)	(669)	2
Other (I)	(9)	(9)	(2)	(10)	(22)	(59)	(30)	(21)	43
Ending balance	$465	$432	$413	$414	$386	20	$465	$386	20
% of receivables	1.0%	1.0%	0.9%	0.9%	0.9%		1.0%	0.9%
Net write-off rate (principal only) - USCS/ICS (J)	1.5%	1.6%	1.8%	1.9%	(L)		1.7%	(L)
Net write-off rate (principal and fees) - USCS/ICS (J)	1.7%	1.8%	2.0%	2.1%	(L)		1.9%	(L)
30 days past due as a % of total - USCS/ICS	1.6%	1.6%	1.5%	1.7%	(L)		1.6%	(L)
Net loss ratio (as a % of charge volume) - GCS	0.08%	0.09%	0.09%	0.09%	0.08%		0.09%	0.08%
90 days past billing as a % of total - GCS	0.8%	0.8%	0.7%	0.7%	0.9%		0.8%	0.9%

Worldwide Card Member loans:
Total loans	$70.4	$66.1	$66.3	$64.0	$67.2	5	$70.4	$67.2	5
Loss reserves (millions):
Beginning balance	$1,146	$1,170	$1,191	$1,261	$1,281	(11)	$1,261	$1,471	(14)
Provisions (G)	341	265	282	250	290	18	1,138	1,115	2
Net write-offs - principal (H)	(237)	(245)	(267)	(274)	(253)	(6)	(1,023)	(1,141)	(10)
Net write-offs - interest and fees (H)	(40)	(40)	(42)	(42)	(37)	8	(164)	(150)	9
Other (I)	(9)	(4)	6	(4)	(20)	(55)	(11)	(34)	(68)
Ending balance	$1,201	$1,146	$1,170	$1,191	$1,261	(5)	$1,201	$1,261	(5)
Ending reserves - principal	$1,149	$1,093	$1,114	$1,135	$1,212	(5)	$1,149	$1,212	(5)
Ending reserves - interest and fees	$52	$53	$56	$56	$49	6	$52	$49	6
% of loans	1.7%	1.7%	1.8%	1.9%	1.9%		1.7%	1.9%
% of past due	167%	165%	171%	159%	169%		167%	169%
Average loans	$67.7	$66.4	$65.2	$64.5	$64.4	5	$66.0	$63.3	4
Net write-off rate (principal only) (J)	1.4%	1.5%	1.6%	1.7%	1.6%		1.5%	1.8%
Net write-off rate (principal, interest and fees) (J)	1.6%	1.7%	1.9%	2.0%	1.8%		1.8%	2.0%
30 days past due loans as a % of total	1.0%	1.1%	1.0%	1.2%	1.1%		1.0%	1.1%
Net interest income divided by average loans (K)	8.4%	8.5%	8.1%	8.4%	8.1%		8.3%	8.0%
Net interest yield on Card Member loans (K)	9.3%	9.3%	9.2%	9.5%	9.3%		9.3%	9.3%

# - Denotes a variance of more than 100 percent.

U.S. Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)
	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2014 vs.	Dec 31,		Dec 31, 2014 vs.
	2014	2014	2014	2014	2013	Dec 31, 2013	2014	2013	Dec 31, 2013

Revenues
Discount revenue, net card fees and other	$3,279	$3,214	$3,222	$3,017	$3,132	5	$12,732	$12,123	5
Interest income	1,490	1,465	1,408	1,423	1,417	5	5,786	5,565	4
Interest expense	149	152	153	150	161	(7)	604	693	(13)
Net interest income	1,341	1,313	1,255	1,273	1,256	7	5,182	4,872	6
Total revenues net of interest expense	4,620	4,527	4,477	4,290	4,388	5	17,914	16,995	5
Provisions for losses	399	316	339	342	319	25	1,396	1,250	12
Total revenues net of interest expense after provisions for losses	4,221	4,211	4,138	3,948	4,069	4	16,518	15,745	5
Expenses
Marketing, promotion, rewards, Card Member services and other	2,064	1,790	1,865	1,582	1,789	15	7,301	6,825	7
Salaries and employee benefits and other operating expenses	1,074	1,010	1,073	960	988	9	4,117	3,926	5
Total	3,138	2,800	2,938	2,542	2,777	13	11,418	10,751	6
Pretax segment income	1,083	1,411	1,200	1,406	1,292	(16)	5,100	4,994	2
Income tax provision	418	522	430	530	428	(2)	1,900	1,801	5
Segment income	$665	$889	$770	$876	$864	(23)	$3,200	$3,193	0
Effective tax rate	38.6%	37.0%	35.8%	37.7%	33.1%		37.3%	36.1%

Selected Statistical Information
(Billions, except percentages and where indicated)

Card billed business	$145.0	$136.2	$136.5	$124.3	$134.1	8	$542.0	$501.0	8
Total cards-in-force (millions)	45.6	45.2	44.7	44.1	43.7	4	45.6	43.7	4
Basic cards-in-force (millions)	34.0	33.7	33.3	32.8	32.5	5	34.0	32.5	5
Average basic Card Member spending (dollars)	$4,281	$4,069	$4,133	$3,805	$4,138	3	$16,294	$15,689	4

U.S. Consumer Travel:
Travel sales (millions)	$817	$956	$1,027	$974	$865	(6)	$3,774	$3,967	(5)
Travel commissions and fees/sales	7.5%	7.4%	7.4%	6.5%	7.4%		7.2%	7.1%

Total segment assets	$113.2	$103.3	$101.1	$98.9	$103.5	9	$113.2	$103.5	9
Segment capital (M)	$10.4	$9.9	$9.9	$9.7	$9.3	13	$10.4	$9.3	13
Return on average segment capital (N)	32.5%	35.5%	35.3%	35.6%	35.6%		32.5%	35.6%
Return on average tangible segment capital (N)	33.6%	36.6%	36.5%	36.9%	37.0%		33.6%	37.0%

Card Member receivables:
Total receivables	$22.5	$21.3	$21.2	$20.7	$21.8	3	$22.5	$21.8	3
30 days past due as a % of total	1.7%	1.6%	1.5%	1.8%	1.6%		1.7%	1.6%
Average receivables	$21.8	$21.4	$21.3	$20.6	$21.2	3	$21.3	$20.6	3
Net write-off rate (principal only) (J)	1.4%	1.5%	1.8%	1.8%	1.5%		1.6%	1.7%
Net write-off rate (principal and fees) (J)	1.6%	1.7%	2.0%	2.0%	1.7%		1.8%	1.9%

Card Member loans:
Total loans	$62.6	$58.0	$57.7	$55.8	$58.4	7	$62.6	$58.4	7
30 days past due loans as a % of total	1.0%	1.0%	0.9%	1.1%	1.1%		1.0%	1.1%
Average loans	$59.7	$58.0	$56.8	$56.1	$55.8	7	$57.8	$54.7	6
Net write-off rate (principal only) (J)	1.3%	1.4%	1.6%	1.7%	1.5%		1.5%	1.8%
Net write-off rate (principal, interest and fees) (J)	1.5%	1.6%	1.8%	1.9%	1.7%		1.7%	2.0%
Net interest income divided by average loans (O)	9.0%	9.1%	8.9%	9.2%	8.9%		9.0%	8.9%
Net interest yield on Card Member loans (O)	9.1%	9.2%	9.1%	9.4%	9.2%		9.2%	9.2%

#- Denotes a variance of more than 100 percent.

International Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)
	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2014 vs.	Dec 31,		Dec 31, 2014 vs.
	2014	2014	2014	2014	2013	Dec 31, 2013	2014	2013	Dec 31, 2013

Revenues
Discount revenue, net card fees and other	$1,166	$1,206	$1,208	$1,157	$1,229	(5)	$4,737	$4,644	2
Interest income	260	273	275	277	288	(10)	1,085	1,118	(3)
Interest expense	71	85	92	82	88	(19)	330	361	(9)
Net interest income	189	188	183	195	200	(6)	755	757	(0)
Total revenues net of interest expense	1,355	1,394	1,391	1,352	1,429	(5)	5,492	5,401	2
Provisions for losses	95	98	90	87	110	(14)	370	388	(5)
Total revenues net of interest expense after provisions for losses	1,260	1,296	1,301	1,265	1,319	(4)	5,122	5,013	2
Expenses
Marketing, promotion, rewards, Card Member services and other	555	532	577	496	585	(5)	2,160	2,013	7
Salaries and employee benefits and other operating expenses	704	588	655	566	626	12	2,513	2,357	7
Total	1,259	1,120	1,232	1,062	1,211	4	4,673	4,370	7
Pretax segment income	1	176	69	203	108	(99)	449	643	(30)
Income tax provision/(benefit)	(32)	34	(8)	44	5	#	38	12	#
Segment income	$33	$142	$77	$159	$103	(68)	$411	$631	(35)
Effective tax rate	#	19.3%	-11.6%	21.7%	4.6%		8.5%	1.9%

Selected Statistical Information
(Billions, except percentages and where indicated)

Card billed business	$34.0	$33.9	$34.1	$31.9	$35.5	(4)	$133.8	$131.7	2
Total cards-in-force (millions)	15.7	15.8	15.7	15.7	15.7	0	15.7	15.7	0
Basic cards-in-force (millions)	11.0	10.9	10.9	10.9	10.7	3	11.0	10.7	3
Average basic Card Member spending (dollars)	$3,109	$3,100	$3,137	$2,942	$3,336	(7)	$12,297	$12,429	(1)

International Consumer Travel:
Travel sales (millions)	$353	$362	$354	$353	$367	(4)	$1,422	$1,420	0
Travel commissions and fees/sales	7.4%	6.9%	6.8%	6.2%	7.1%		6.8%	6.9%

Total segment assets	$30.7	$31.1	$31.6	$30.4	$31.1	(1)	$30.7	$31.1	(1)
Segment capital (M)	$3.0	$3.0	$3.0	$3.0	$3.1	(5)	$3.0	$3.1	(5)
Return on average segment capital (N)	13.6%	15.8%	15.7%	20.0%	20.9%		13.6%	20.9%
Return on average tangible segment capital (N)	24.6%	28.9%	28.8%	36.8%	38.8%		24.6%	38.8%

Card Member receivables:
Total receivables	$7.7	$7.3	$7.5	$7.2	$7.8	(1)	$7.7	$7.8	(1)
30 days past billing as a % of total	1.3%	1.4%	1.3%	1.4%	(L)		1.3%	(L)
Net write-off rate (principal only) (J)	1.8%	1.9%	1.9%	2.2%	(L)		1.9%	(L)
Net write-off rate (principal and fees) (J)	1.9%	2.1%	2.0%	2.3%	(L)		2.1%	(L)
90 days past billing as a % of total	(L)	(L)	(L)	(L)	1.1%		(L)	1.1%
Net loss ratio (as a % of charge volume)	(L)	(L)	(L)	(L)	0.19%		(L)	0.20%

Card Member loans:
Total loans	$7.7	$8.0	$8.6	$8.2	$8.8	(13)	$7.7	$8.8	(13)
30 days past due loans as a % of total	1.6%	1.6%	1.6%	1.7%	1.4%		1.6%	1.4%
Average loans	$7.9	$8.3	$8.3	$8.3	$8.5	(7)	$8.2	$8.5	(4)
Net write-off rate (principal only) (J)	1.9%	1.9%	2.0%	2.0%	1.8%		2.0%	1.9%
Net write-off rate (principal, interest and fees) (J)	2.4%	2.4%	2.4%	2.4%	2.2%		2.4%	2.3%
Net interest income divided by average loans (O)	9.6%	9.1%	8.8%	9.5%	9.3%		9.2%	8.9%
Net interest yield on Card Member loans (O)	10.5%	9.9%	9.6%	10.1%	10.0%		10.0%	9.9%

# - Denotes a variance of more than 100 percent.

Global Commercial Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)
	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2014 vs.	Dec 31,		Dec 31, 2014 vs.
	2014	2014	2014	2014	2013	Dec 31, 2013	2014	2013	Dec 31, 2013

Revenues
Discount revenue, net card fees and other	$1,635	$957	$1,332	$1,249	$1,298	26	$5,173	$5,085	2
Interest income	4	4	3	4	4	-	15	13	15
Interest expense	54	61	66	59	64	(16)	240	245	(2)
Net interest expense	(50)	(57)	(63)	(55)	(60)	(17)	(225)	(232)	(3)
Total revenues net of interest expense	1,585	900	1,269	1,194	1,238	28	4,948	4,853	2
Provisions for losses	50	49	43	38	36	39	180	129	40
Total revenues net of interest expense after provisions for losses	1,535	851	1,226	1,156	1,202	28	4,768	4,724	1
Expenses
Marketing, promotion, rewards, Card Member services and other	178	161	177	166	162	10	682	604	13
Salaries and employee benefits and other operating expenses	408	381	184	705	753	(46)	1,678	2,876	(42)
Total	586	542	361	871	915	(36)	2,360	3,480	(32)
Pretax segment income	949	309	865	285	287	#	2,408	1,244	94
Income tax provision	355	105	304	101	105	#	865	384	#
Segment income	$594	$204	$561	$184	$182	#	$1,543	$860	79
Effective tax rate	37.4%	34.0%	35.1%	35.4%	36.6%		35.9%	30.9%

Selected Statistical Information
(Billions, except percentages and where indicated)

Card billed business	$47.1	$46.5	$47.6	$45.5	$45.0	5	$186.7	$175.4	6
Total cards-in-force (millions)	6.9	6.9	7.0	7.1	7.1	(3)	6.9	7.1	(3)
Basic cards-in-force (millions)	6.9	6.9	7.0	7.1	7.1	(3)	6.9	7.1	(3)
Average basic Card Member spending (dollars)	$6,817	$6,691	$6,781	$6,429	$6,361	7	$26,706	$24,924	7

Global Corporate Travel:
Travel sales (millions)	$28	$80	$4,882	$4,698	$4,793	(99)	$9,688	$18,869	(49)
Travel commissions and fees/sales	7.1%	10.0%	8.2%	7.2%	8.3%		7.7%	8.1%

Total segment assets	$18.5	$20.6	$20.8	$21.6	$19.2	(4)	$18.5	$19.2	(4)
Segment capital (M)	$3.8	$3.8	$3.8	$3.8	$3.7	4	$3.8	$3.7	4
Return on average segment capital (N)	40.9%	30.3%	32.0%	23.2%	23.6%		40.9%	23.6%
Return on average tangible segment capital (N)	74.4%	56.0%	60.3%	44.4%	45.8%		74.4%	45.8%

Card Member receivables:
Total receivables	$14.6	$16.4	$16.5	$16.6	$14.4	1	$14.6	$14.4	1
90 days past billing as a % of total	0.8%	0.8%	0.7%	0.7%	0.9%		0.8%	0.9%
Net loss ratio (as a % of charge volume)	0.08%	0.09%	0.09%	0.09%	0.08%		0.09%	0.08%

# - Denotes a variance of more than 100 percent.

Global Network & Merchant Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)
	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2014 vs.	Dec 31,		Dec 31, 2014 vs.
	2014	2014	2014	2014	2013	Dec 31, 2013	2014	2013	Dec 31, 2013
Revenues
Discount revenue, fees and other	$1,399	$1,368	$1,366	$1,293	$1,373	2	$5,426	$5,229	4
Interest income	17	14	11	10	9	89	52	32	63
Interest expense	(61)	(68)	(78)	(62)	(65)	(6)	(269)	(252)	7
Net interest income	78	82	89	72	74	5	321	284	13
Total revenues net of interest expense	1,477	1,450	1,455	1,365	1,447	2	5,747	5,513	4
Provisions for losses	35	24	18	16	14	#	93	67	39
Total revenues net of interest expense after provisions for losses	1,442	1,426	1,437	1,349	1,433	1	5,654	5,446	4
Expenses
Marketing, promotion, rewards, Card Member services and other	185	201	277	156	158	17	819	704	16
Salaries and employee benefits and other operating expenses	587	555	582	491	643	(9)	2,215	2,273	(3)
Total	772	756	859	647	801	(4)	3,034	2,977	2
Pretax segment income	670	670	578	702	632	6	2,620	2,469	6
Income tax provision	253	243	205	259	233	9	960	894	7
Segment income	$417	$427	$373	$443	$399	5	$1,660	$1,575	5
Effective tax rate	37.8%	36.3%	35.5%	36.9%	36.9%		36.6%	36.2%

Selected Statistical Information
(Billions, except percentages and where indicated)

Global Card billed business (P)	$268.5	$258.1	$258.1	$238.1	$254.0	6	$1,022.8	$952.4	7

Global Network & Merchant Services:
Total segment assets	$18.1	$18.2	$18.7	$18.3	$17.1	6	$18.1	$17.1	6
Segment capital (M)	$2.0	$2.0	$2.0	$1.9	$2.0	1	$2.0	$2.0	1
Return on average segment capital (N)	84.0%	82.6%	79.4%	81.2%	76.8%		84.0%	76.8%
Return on average tangible segment capital (N)	92.9%	91.3%	87.8%	89.7%	84.9%		92.9%	84.9%

Global Network Services:
Card billed business	$42.5	$41.6	$40.1	$36.6	$39.3	8	$160.7	$144.1	12
Total cards-in-force (millions)	44.0	43.2	42.5	41.3	40.7	8	44.0	40.7	8

# - Denotes a variance of more than 100 percent.

American Express Company	(Preliminary)
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on Average Tangible Common Equity (ROTCE)
Appendix I
(Millions, except percentages)
	For the Twelve Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2014	2014	2014	2014	2013
ROE
Net income	$5,885	$5,746	$5,635	$5,511	$5,359
Average shareholders' equity	$20,254	$19,948	$19,591	$19,442	$19,254
Return on average equity (Q)	29.1%	28.8%	28.8%	28.3%	27.8%

Reconciliation of ROCE and ROTCE
Net income	$5,885	$5,746	$5,635	$5,511	$5,359
Preferred shares dividends and related accretion	-	-	-	-	-
Earnings allocated to participating share awards and other	46	46	47	48	47
Net income attributable to common shareholders	$5,839	$5,700	$5,588	$5,463	$5,312

Average shareholders' equity	$20,254	$19,948	$19,591	$19,442	$19,254
Average preferred shares	114	-	-	-	-
Average common shareholders' equity	$20,140	$19,948	$19,591	$19,442	$19,254
Average goodwill and other intangibles	3,888	3,941	3,994	4,012	4,055
Average tangible common shareholders' equity	$16,252	$16,007	$15,597	$15,430	$15,199
Return on average common equity (Q)	29.0%	28.6%	28.5%	28.1%	27.6%
Return on average tangible common equity (R)	35.9%	35.6%	35.8%	35.4%	34.9%

American Express Company	(Preliminary)
Components of Return on Average Segment Capital (ROSC) and Return on Average Tangible Segment Capital (ROTSC)
Appendix II
(Millions, except percentages)
	For the Twelve Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2014	2014	2014	2014	2013
U.S. Card Services
Segment income	$3,200	$3,399	$3,292	$3,265	$3,193
Average segment capital	$9,843	$9,580	$9,337	$9,180	$8,974
Average goodwill and other intangibles	319	299	311	323	334
Average tangible segment capital	$9,524	$9,281	$9,026	$8,857	$8,640
Return on average segment capital (S)	32.5%	35.5%	35.3%	35.6%	35.6%
Return on average tangible segment capital (S)	33.6%	36.6%	36.5%	36.9%	37.0%

International Card Services
Segment income	$411	$481	$481	$612	$631
Average segment capital	$3,020	$3,043	$3,063	$3,053	$3,024
Average goodwill and other intangibles	1,350	1,376	1,394	1,389	1,396
Average tangible segment capital	$1,670	$1,667	$1,669	$1,664	$1,628
Return on average segment capital (S)	13.6%	15.8%	15.7%	20.0%	20.9%
Return on average tangible segment capital (S)	24.6%	28.9%	28.8%	36.8%	38.8%

Global Commercial Services
Segment income	$1,543	$1,131	$1,188	$853	$860
Average segment capital	$3,771	$3,736	$3,707	$3,679	$3,647
Average goodwill and other intangibles	1,696	1,715	1,736	1,759	1,768
Average tangible segment capital	$2,075	$2,021	$1,971	$1,920	$1,879
Return on average segment capital (S)	40.9%	30.3%	32.0%	23.2%	23.6%
Return on average tangible segment capital (S)	74.4%	56.0%	60.3%	44.4%	45.8%

Global Network & Merchant Services
Segment income	$1,660	$1,642	$1,606	$1,645	$1,575
Average segment capital	$1,976	$1,989	$2,022	$2,026	$2,050
Average goodwill and other intangibles	189	190	192	193	195
Average tangible segment capital	$1,787	$1,799	$1,830	$1,833	$1,855
Return on average segment capital (S)	84.0%	82.6%	79.4%	81.2%	76.8%
Return on average tangible segment capital (S)	92.9%	91.3%	87.8%	89.7%	84.9%

American Express Company	(Preliminary)
Net Interest Yield on Card Member Loans
Appendix III
(Millions, except percentages and where indicated)
	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2014	2014	2014	2014	2013

Net interest income	$1,424	$1,395	$1,316	$1,337	$1,319
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$250	$247	$259	$263	$279
Interest income not attributable to the Company's Card Member loan portfolio	$(92)	$(90)	$(89)	$(88)	$(91)

Adjusted net interest income (T)	$1,582	$1,552	$1,486	$1,512	$1,507

Average loans (billions)	$67.7	$66.4	$65.2	$64.5	$64.4
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)

Adjusted average loans (billions) (U)	$67.5	$66.2	$65.0	$64.3	$64.2

Net interest income divided by average loans (V)	8.4%	8.5%	8.1%	8.4%	8.1%
Net interest yield on Card Member loans (W)	9.3%	9.3%	9.2%	9.5%	9.3%

U.S. Card Services and International Card Services	(Preliminary)
Net Interest Yield on Card Member Loans
Appendix IV
(Millions, except percentages and where indicated)
	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2014	2014	2014	2014	2013
USCS:
Net interest income	$1,341	$1,313	$1,255	$1,273	$1,256
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$39	$39	$40	$39	$43
Interest income not attributable to the Company's Card Member loan portfolio	$(3)	$(3)	$(3)	$(3)	$(2)

Adjusted net interest income (T)	$1,377	$1,349	$1,292	$1,309	$1,297
Average loans (billions)	$59.7	$58.0	$56.8	$56.1	$55.8
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans (billions)	$-	$-	$-	$0.1	$-
Adjusted average loans (billions) (U)	$59.7	$58.0	$56.8	$56.2	$55.8
Net interest income divided by average loans (V)	9.0%	9.1%	8.9%	9.2%	8.9%
Net interest yield on Card Member loans (W)	9.1%	9.2%	9.1%	9.4%	9.2%

ICS:
Net interest income	$189	$188	$183	$195	$200
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$26	$24	$21	$18	$21
Interest income not attributable to the Company's Card Member loan portfolio	$(9)	$(10)	$(10)	$(10)	$(11)

Adjusted net interest income (T)	$206	$202	$194	$203	$210
Average loans (billions)	$7.9	$8.3	$8.3	$8.3	$8.5
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)
Adjusted average loans (billions) (U)	$7.7	$8.1	$8.1	$8.1	$8.3
Net interest income divided by average loans (V)	9.6%	9.1%	8.8%	9.5%	9.3%
Net interest yield on Card Member loans (W)	10.5%	9.9%	9.6%	10.1%	10.0%

American Express Company	(Preliminary)
Revenue and Expense Reconciliation
Appendix V
(Millions, except percentages)
	Quarters Ended		% Change	Twelve Months Ended		% Change
	Dec 31,	Dec 31,	Dec 31, 2014 vs.	Dec 31,	Dec 31,	Dec 31, 2014 vs.
	2014	2013	31-Dec-13	2014	2013	Dec 31, 2013
Consolidated:

Reported total revenues net of interest expense	$9,107	$8,547	7	$34,292	$32,974	4
Global Business Travel ("GBT") revenues net of interest expense	-	405		-	801
Adjusted total revenues net of interest expense	9,107	8,142	12	34,292	32,173	7
FX and GBT adjusted total revenues net of interest expense (X)		7,961	14		31,832	8

Reported total expenses	6,300	6,088	3	23,257	23,254	-
GBT expenses	-	362		-	698
Adjusted total expenses	6,300	5,726	10	23,257	22,556	3
FX and GBT adjusted total expenses (X)		5,608	12		22,371	4

Global Commercial Services:

Reported total revenues net of interest expense	1,585	1,238	28	4,948	4,853	2
GBT revenues net of interest expense	-	405		-	801
Adjusted total revenues net of interest expense	1,585	833	90	4,948	4,052	22
FX and GBT adjusted total revenues net of interest expense (X)		813	95		4,018	23

Reported total expenses	586	915	(36)	2,360	3,480	(32)
GBT expenses	-	362		-	698
Adjusted total expenses	$586	$553	6	$2,360	$2,782	(15)
FX and GBT adjusted total expenses (X)		542	8		2,767	(15)

Note: Full-year GBT revenues and expenses represent operating performance as reported in Q3’13 and Q4'13. Adjustments do not include other Global Business Travel-related items, including equity earnings from the joint venture and impacts related to a transition services agreement that will phase out over time.

Appendix VI	(Preliminary)

All Information in the preceding tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. Certain reclassifications of prior period amounts have been made to conform to the current period presentation.

(A)
Represents net income, less earnings allocated to participating share awards of $11 million for the quarter ended December 31, 2014, $11 million for the quarter ended September 30, 2014, $12 million for the quarter ended June 30, 2014, $12 million for the quarter ended March 31, 2014, and $11 million for the quarter ended December 31, 2013.

(B)	Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.
(C)
Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business. Card billed business is reflected in the United States or outside the United States based on where the issuer is located.

(D)
Total cards-in-force represents the number of cards that are issued and outstanding. Proprietary basic consumer cards-in-force includes basic cards issued to the primary account owner and does not include additional supplemental cards issued on that account. Proprietary basic small business and corporate cards-in-force include basic and supplemental cards issued to employee Card Members. Non-proprietary cards-in-force includes all cards that are issued and outstanding under network partnership agreements, except for retail co-brand Card Member accounts that have no out-of-store spend activity during the prior 12 month period.

(E)
This calculation is designed to reflect pricing at merchants accepting general purpose American Express cards. It represents the percentage of billed business (both proprietary and Global Network Services) retained by the Company from merchants it acquires, prior to payments to third parties unrelated to merchant acceptance.

(F)
Average basic Card Member spending and average fee per card are computed from proprietary card activities only. Average fee per card is computed based on net card fees, including the amortization of deferred direct acquisition costs divided by average worldwide proprietary cards-in-force. The adjusted average fee per card, which is a non-GAAP measure, is computed in the same manner, but excludes amortization of deferred direct acquisition costs. The amount of amortization excluded for these periods was $79 million for the quarter ended December 31, 2014, $77 million for the quarter ended September 30, 2014, $77 million for the quarter ended June 30, 2014, $73 million for the quarter ended March 31, 2014, and $64 million for the quarter ended December 31, 2013. The Company presents adjusted average fee per card because the Company believes this metric presents a useful indicator of card fee pricing across a range of its proprietary card products.

(G)	Provisions for principal (resulting from authorized transactions) and fee reserve components.
(H)	Consists of principal (resulting from authorized transactions), interest and/or fees, less recoveries.
(I)	Beginning in first quarter 2014, reserves related for card-related fraud losses are reflected in Other liabilities. All periods include foreign currency translation adjustments and other items.
(J)
The Company presents a net write-off rate based on principal losses only (i.e., excluding interest and/or fees) to be consistent with industry convention. In addition, because the Company's practice is to include uncollectible interest and/or fees as part of its total provision for losses, a net write-off rate including principal, interest and/or fees is also presented.

(K)
See Appendix III for quarterly calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company's rationale for presenting net interest yield on Card Member loans. For calculations for the twelve months ended December 31, 2014 and 2013, please refer to Annex 3 of the Company’s 2014 Fourth Quarter/ Full Year Earnings Supplement on file with the Securities and Exchange Commission.

(L)
Historically, net loss ratio as a % of charge volume and 90 days past billings as a % of receivables were presented for ICS and GCS. As a result of system enhancements, beginning in first quarter 2014, 30 days past due as a % of total, net write-off rate (principal only) and net write-off rate (principal and fees) will be presented for ICS.

(M)	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements.
(N)	Refer to Appendix II for components of return on average segment capital and return on average tangible segment capital, a non-GAAP measure.
(O)
See Appendix IV for calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company's rationale for presenting net interest yield on Card Member loans.

(P)
Global Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business.

(Q)
Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(R)
Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average common shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.

(S)
Return on average segment capital is calculated by dividing one year period segment income by one year average segment capital. Return on average tangible segment capital, a non-GAAP measure, is computed in the same manner as return on average segment capital except the computation of average tangible segment capital, a non-GAAP measure, excludes average goodwill and other intangibles. The Company believes that return on average tangible segment capital is a useful measure of the profitability of its business.

(T)
Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(U)
Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(V)
This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(W)
Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis. The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

(X)
Revenue net of interest expense and total expenses on an FX adjusted basis are a non-GAAP measures. FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes Q3’14 foreign exchange rates apply to Q3'13 results). The Company’s calculations of non-GAAP measures may differ from the calculations of similarly titled measures of other companies.